UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/18/2013

Fairchild Semiconductor International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15181

Delaware	043363001
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3030 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

408-822-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 18, 2013, Fairchild Semiconductor International, Inc. (the "Company"), acting pursuant to authorization from its Board of Directors on October 15, 2013, provided written notice to the New York Stock Exchange (the "NYSE") that the Company intends to transfer its listing to The NASDAQ Global Select Market ("NASDAQ"). The notice stated that the Company expects to voluntarily cease trading on the NYSE at the close of trading on October 30, 2013. The Company's Common Stock, par value $0.01 per share, has been approved for listing on NASDAQ and is expected to commence trading on the next business day, October 31, 2013, under the Company's current stock symbol "FCS."

A copy of the October 18, 2013 press release announcing the transfer to NASDAQ is filed as Exhibit 99.01 to this report.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed with this report:
Exhibit 99.01                 -                 Press release issued on October 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

Date: October 18, 2013	By:	/s/ Paul D. Delva
Paul D. Delva
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.01	Press Release dated October 18, 2013